Exhibit 99.1
                                                                    ------------


February 10, 2006



Dear Shareholder:

This past year was one of major accomplishments for your Corporation. The results are now complete and we believe that they are impressive.

Attached you will find the 2005 unaudited financial summary for The National Bank of Indianapolis Corporation. As you review the financial results for 2005, please note that the Corporation began the year with total assets of $881 million and finished the year with total assets of over $928 million. This represents asset growth of $47 million or 5.4%.

The Corporation earned a record profit for the year. Net income for 2005 reached $6,263,000 compared to the 2004 profit of $5,681,000. On a fully diluted basis, earnings per share increased 11% to $2.62 per share, compared to $2.37 in 2004 and $2.08 in 2003.

Net income for the fourth quarter of 2005 reached $1,680,000 compared to $1,636,000 for the same period in 2004.

Our record profit performance in 2005 was due in part to the growth of our loan portfolio over the prior year. Total loans exceeded $684 million at year end, up $28 million from 2004. For the full year, we recorded net charge-offs of $1,534,000. This is in relation to our total reserve for loan losses at year end of $8,346,000. At present, we believe that the quality of our loan portfolio is sound and our reserves for loan losses are adequate.

Deposits continued to show solid growth in 2005. Total deposits exceed $774 million, growing $81 million or 12%.

Fee income was a major contributor during 2005, totaling $7,555,000. Although residential mortgage volume was down from prior years due to a general slow down in refinancings, Wealth Management fees were a bright spot.

Our Wealth Management Division finished the year at $925 million in assets under administration, a new high. Assets in the Wealth Management Division grew over $150 million during 2005 and were positively impacted by investment performance and new client accounts.

Another important 2005 milestone relates to capital. As of December 31, 2005, total shareholders equity at the Corporation exceeded $51.5 million and book value per share reached a new high of $22.11.

As we write this shareholder letter, the competitive landscape in Indianapolis is continuing to change. Some competitors have recently stumbled. Others are rumored to be involved in merger negotiations. Still others are expanding aggressively into the Indianapolis area. Another newly formed bank has recently opened and entered the greater Indianapolis market. Currently, the pricing competition in the marketplace is challenging. We are determined to remain competitive and respond to opportunities in this challenging environment.

In summary, The National Bank of Indianapolis Corporation had a record year during 2005 in terms of earnings, capital, assets, deposits and loans. We are pleased with our record performance in the midst of increased competition. As always, we appreciate the continued support of our shareholders, employees, clients and Directors and we thank you for your confidence.

Sincerely,



/s/ Michael S. Maurer  /s/ Morris L. Maurer         /s/ Philip B. Roby


Michael S. Maurer      Morris L. Maurer             Philip B. Roby
Chairman               President and                Executive Vice President and
                       Chief Executive Officer      Chief Operating Officer

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                           FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

                                             FOURTH QUARTER 2005 HIGHLIGHTS


-------------------------------------------------------------------------------------------------------------------------------
                                           Selected Balance Sheet Information
-------------------------------------------------------------------------------------------------------------------------------
                                                               Dec. 31, 2005                                     Dec. 31, 2004
(in thousands)                                                    (unaudited)                                         (audited)
-------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                        $928,462                                          $880,914
Loans                                                                684,488                                           656,453
Reserve for Loan Losses                                               (8,346)                                           (7,796)
Investment Securities                                                153,735                                           148,120
Total Deposits                                                       774,316                                           693,431
Shareholders'  Equity                                                 51,583                                            46,544
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                              Selected Income Statement Information
-------------------------------------------------------------------------------------------------------------------------------
                                           Three Months Ended                               Twelve Months Ended
                                              December 31,                                     December 31,
-------------------------------------------------------------------------------------------------------------------------------
(in thousands)                                  2005                    2004                     2005                     2004
-------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                           $7,797                  $7,057                  $29,941                  $25,561
Provision for Loan Losses                        600                     390                    2,085                    1,320
Non-Interest Income                            1,962                   1,795                    7,555                    7,151
Non-Interest Expense                           6,492                   5,726                   25,270                   22,576
Pretax Income                                  2,667                   2,736                   10,141                    8,816
Net Income                                     1,680                   1,636                    6,263                    5,681
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                 Selected Per Share Information
-------------------------------------------------------------------------------------------------------------------------------
                                           Three Months Ended                               Twelve Months Ended
                                              December 31,                                     December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                2005                    2004                     2005                     2004
-------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share                       $0.73                   $0.71                    $2.72                    $2.47
Diluted Earnings Per Share                     $0.70                   $0.69                    $2.62                    $2.37
Book Value per Share                          $22.11                  $19.81                   $22.11                   $19.81
-------------------------------------------------------------------------------------------------------------------------------